                                    DVI, INC.

                           CHANGE-OF-CONTROL AGREEMENT


                  This Change-of-Control Agreement is dated December 31, 1999, and is between Steven R. Garfinkel ("Executive") and DVI, Inc. ("DVI").

                  Executive and DVI, intending to be legally bound hereby and in consideration of the provisions contained herein, agree that upon a "Change of Control" (as defined below) followed by a "Qualifying Termination Event" (as defined below), DVI shall make the payments described below to Executive; provided, that Executive signs a "Release" (as described below) upon such Qualifying Termination Event:

                  1. Change of Control. A Change of Control shall be deemed to have taken place if:

                           (a) any person - including a group of persons acting
in concert for the purpose of acquiring, holding, voting, or disposing of voting securities of DVI, but excluding DVI and the officers and directors of DVI (but only to the extent acting in that capacity and not when acting in the capacity of shareholders) - becomes the beneficial owner (as beneficial ownership is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and any successor rule thereto) of voting securities of DVI having 51 percent or more of the total number of votes that may be cast for the election of directors of DVI; or

                           (b) there occurs (i)(w) any cash tender or exchange
offer for shares of DVI, (x) any merger or other business combination involving DVI, (y) any sale of assets of DVI, or (z) any combination of the foregoing transactions, and (ii) as a result of or in connection with any such event (including, without limitation, the voluntary resignation of one or more directors) persons who were directors of DVI before the event shall cease to constitute a majority of the board of directors of DVI or any entity successor thereto or to substantially all of the assets thereof; or

                           (c) there occurs (i) a merger or other business
combination involving DVI, and (ii) the persons who owned the issued and outstanding voting securities of DVI immediately prior to the transaction cease to beneficially own, as a result of the transaction, issued or outstanding voting securities of DVI or any entity successor thereto or to substantially all of the assets thereof which entitle the holders thereof to cast a majority of the votes that may be cast in the election of directors.

                  2. Qualifying Termination Event

                           (a) A Qualifying Termination Event shall be deemed to
have occurred if, during the two-year period following the date of a Change of Control, Executive ceases to be employed by DVI or its successor (referred to jointly as "DVI") for either of the following reasons:

                           (1) Except as provided in subsection (b)(3) below,
DVI terminates Executive's employment; or

                           (2) Executive terminates his employment for Good
Reason. "Good Reason" during the six-month period following a Change of Control shall only be present if Executive gives DVI written notice of extraordinary circumstances that make Executive's continuation of employment with DVI intolerable. After such six-month period, "Good Reason" shall mean that after Executive gives DVI written notice of one or more of the following events and DVI fails to cure the event(s) during the 30-day period following DVI's receipt of such notice, Executive terminates his employment with DVI:

                                             (i) Executive's position is
materially and adversely changed from his position as of the Change of Control;

                                             (ii) Executive is assigned duties
and responsibilities that are inconsistent in a material respect with the scope of duties and responsibilities associated with his position as of the Change of Control;

                                             (iii) Executive's annual
compensation package is reduced; such package shall be measured in part by (but without limitation to) the base salary, bonus, and stock option grants paid or granted to him during the 12-month period immediately preceding the date of the Change of Control; or

                                             (iv) DVI requires Executive to be
based at an office which is at least 35 miles further from Executive's residence than Executive's office on the day before the Change of Control.

                           (b) Notwithstanding subsection (a) above, Executive's
termination of employment shall not be considered a Qualifying Termination Event for purposes of this Agreement if one or more of the following applies:

                           (1) Termination is due to Executive's death or
disability;

                           (2) Executive voluntarily terminates for any reason
not described in subsection (a)(2) above; or

                           (3) DVI terminates Executive's employment for Cause.
"Cause" for purposes of this Agreement shall mean one or more of the following applies:

                                             (i) Executive's employment is
involuntarily terminated due to Executive's intentional act or acts of dishonesty that Executive intended to result in his personal enrichment;

                                             (ii) prior to the occurrence of an
event described in subsection (a)(2)(i) through (iv) above, Executive's employment is involuntarily terminated due to Executive's documented willful and deliberate insubordination, or Executive's documented willful malfeasance or willful misconduct, in both cases in connection with his employment after the Change in Control; or

                                             (iii) Executive's employment is
involuntarily terminated because Executive is convicted of a felony the effect of which, in the judgment of the Board of Directors of DVI, is likely to affect adversely DVI or one or more of its affiliates.

                  3. Severance and Change-of-Control Benefits

                           (a) Regular Severance Benefits. If Executive's
employment terminates prior to a Change of Control (other than a termination due to Executive's death or disability, for Cause, or due to Executive's voluntary resignation), DVI shall pay severance benefits to Executive for the two-year period following Executive's termination of employment (subject to Section 7 and provided that Executive signs a release as provided in Section 6). Such severance benefits shall be in an annual amount equal to Executive's annual salary rate in effect on the date of termination plus the average of the last two annual bonuses awarded to Executive prior to termination. Such severance benefits shall be paid in substantially equal periodic payments in accordance with the then current payroll practices of DVI.

                           (b) Change-of-Control Severance Benefits. If
Executive experiences a Qualifying Termination Event during the two-year period following a Change of Control, Executive shall be entitled to receive the following payments and benefits from DVI (subject to Section 7 and provided that Executive signs a release as provided in Section 6):

                           (1) Continued salary and bonuses for the three-year
period following termination of employment (to be paid without regard to whether Executive secures other employment during the three-year severance period) equal to the greater of:

                                             (i) The sum of Executive's annual
salary rate in effect on the date of termination plus the amount of the last annual bonus paid to him before the date of termination; or

                                             (ii) The average annual salary and
bonuses paid to Executive during the two-year period ending on the day before the Change of Control.

                                             Amounts payable under this
subsection (b)(1) shall be paid in accordance with DVI's then-current payroll practices.

                           (2) Group medical and dental plan coverage, paid for
by DVI, equal to the coverage that Executive and his family member(s) were entitled to as of the date of the Qualifying Termination Event, for a period of 18 months from the termination date and, to the extent the medical and dental plan permits, thereafter until the end of the severance period provided in subsection (b)(1) above (i.e., until the third anniversary of Executive's termination of employment); provided, however, that if the plan does not permit continued participation, then DVI shall reimburse Executive and his family member(s) for the cost of reasonable coverage under personal medical and dental policies.

                           (c) Retention Bonus

                                    (1) If Executive continues his employment
with DVI for the six-month period following a Change of Control, Executive shall be entitled to receive a retention bonus in an amount equal to 1/2 of the average of the last two annual bonuses paid to Executive prior to the Change of Control. The retention bonus shall be paid at the same time as is paid the customary annual bonus awarded to Executive for the year in which such six-month period ends. The retention bonus shall be forfeited if Executive terminates his employment other than for "Good Reason" (as defined in Section 2(a)(2)) during such six-month period.

                                    (2) If Executive's employment is terminated
by DVI for any reason within the six-month period following a Change of Control, the retention bonus shall be ratably reduced by multiplying the amount of the retention bonus by a fraction, the numerator of which shall equal the number of Executive's days of employment with DVI following the Change of Control, and the denominator of which shall equal 182.5. The reduced retention bonus shall be paid as soon as practicable after Executive's termination of employment, but in no event later than 60 days after such termination.

                  4. Certain Additional Payments to Executive. If all or any portion of the payments or other benefits provided hereunder to Executive, either alone or together with other payments and benefits which Executive receives or is entitled to receive from DVI, constitutes an excess "parachute payment" within the meaning of section 280G of the Internal Revenue Code of 1986, as amended, and as it may be amended on or after the date of this Change-of Control Agreement (the "Code"), and results in the imposition on Executive of an excise tax under section 4999 of the Code, then, in addition to any other benefits to which Executive is entitled hereunder, DVI shall pay Executive an amount equal to the sum of (i) the excise taxes payable by Executive by reason of receiving excess parachute payments; and (ii) a gross-up amount necessary to offset any and all applicable federal, state, and local excise, income, or other taxes incurred by Executive by reason of DVI's payment of the excise tax described in (i) above on or after the date of this Change-of-Control Agreement.

                  5. Beneficiary Designation

                           (a) In the event Executive dies before payment of all
amounts due to him under Section 3, all unpaid amounts shall be paid to the beneficiary(ies) designated by the Executive. Executive shall designate his beneficiary(ies) on a beneficiary designation form substantially similar to the form set forth in Appendix A attached hereto. The beneficiary designation shall be effective only when filed with DVI during Executive's lifetime.

                           (b) Any beneficiary designation may be changed by
Executive, without the consent of any previously designated beneficiary or any other person, by the filing of a new beneficiary designation with DVI. The filing of a new beneficiary designation shall cancel all beneficiary designations previously filed.

                           (c) If Executive fails to designate a beneficiary in
the manner provided above, or if the beneficiary designated by Executive predeceases him, DVI shall direct that Executive's amounts be paid to Executive's surviving spouse or, if him spouse does not survive him or he has no spouse, then to his estate.

                  6. Release. Prior to the payments described in Section 3, Executive, for himself, his executors, administrators, heirs, and assigns, shall sign a separate release (the "Release") in which Executive shall:

                           (a) agree that no charge, complaint, claim, or
lawsuit of any kind will be filed in connection with any claim released by the Release against DVI, its successors, parents, subsidiaries, and affiliates, incorporated and unincorporated, past and present, and each of them, as well as its and their directors, officers, agents, servants, and employees, past and present, and each of them (all collectively referred to as "Releasees"); and

                           (b) acknowledge full and complete satisfaction of,
and release and discharge Releasees from, any and all claims, demands, and causes of action of whatever kind or nature, whether known or unknown to, or suspected or unsuspected by, Executive, that Executive at the time of the Release owns or holds or has at any time owned or held against any Releasee(s) arising out of or by reason of Executive's employment or termination of employment due to a Change of Control.

The Release shall include, but shall not be limited to, claims under the Age Discrimination in Employment Act of 1967, as amended. The Release shall not, however, preclude Executive's right to pursue any claims arising (i) under this Agreement or (ii) under any benefit programs in which Executive has accrued any rights which arise on, or after, the Qualifying Termination Event.

                  7. Noncompetition and Nondisclosure Requirements

                           (a) Noncompetition. Executive shall not, for a
one-year period following Executive's termination of employment, (i) directly or indirectly own, manage, operate, control, advise, participate in, become a proprietor, partner, director, officer, or employee of, provide services to, or become financially interested in (other than solely by virtue of the ownership of less than five percent of any class of publicly traded securities), any business anywhere in the world competitive with the business of DVI or any of its affiliates (the "Companies"), or (ii) engage or participate in any effort or act to induce any of the customers or employees of the Companies to take any action which might be disadvantageous to the Companies.

                           (b) Nondisclosure. During the period of Executive's
employment or at any later time, Executive shall not (other than in the good faith performance of Executive's services to DVI before his termination of employment) disclose or make known to anyone other than employees of the Companies, or use for the benefit of himself or any other person, firm, operation, or entity unrelated to the Companies, any knowledge, information, or materials, whether tangible or intangible, belonging to the Companies, about their products, services, know-how, customers, business plans, or financial, marketing, pricing, compensation, and other proprietary matters relating to the Companies. On or before Executive's termination of employment with DVI, Executive shall promptly deliver to DVI or to any affiliate designated by DVI any and all tangible, confidential information in his possession.

                           (c) Remedies for Breach. If Executive breaches the
covenant set forth in subsection (a) above and/or the covenant set forth in subsection (b) above, Executive's employment with DVI shall terminate at DVI's option and/or DVI's obligation to make any of the payments described in Section 3 shall terminate. In addition, Executive expressly acknowledges that damages alone will be an inadequate remedy for any breach or violation of subsection (a) and/or (b) above and that DVI, in addition to all other remedies, shall be entitled as a matter of right to equitable relief, including injunctions and specific performance, in any court of competent jurisdiction. If any of the provisions of subsection (a) or (b) above are held to be in any respect unenforceable, then they shall be deemed to extend only over the maximum period of time, geographic area, or range of activities as to which they may be enforceable against Executive.

                  8. Confidentiality. The terms of this Agreement are confidential. Executive shall not disclose in any way this Agreement or any of its terms to any person other than his spouse, legal counsel, accountant, financial adviser, or superior to whom he directly reports.

                  9. Withholding. DVI may withhold from any benefits payable under this Agreement all federal, state, local, or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

                  10. Governing Law. Except as provided in Section 6, this Agreement shall be interpreted, enforced, and governed under the laws of the State of Delaware without reference to principles of conflict of laws.

                  11. Arbitration. Without in any way affecting the terms of
Section 6, any controversy or claim arising out of or relating to this Agreement shall be settled exclusively by arbitration in Philadelphia, Pennsylvania, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. To the fullest extent permitted by applicable law and by the Commercial Arbitration Rules, the arbitration proceedings and award shall be kept confidential.

                  12. Entire Agreement; Amendment. This Agreement contains the entire agreement between Executive and DVI as to the subject matter hereof. Any amendment to this Agreement must be in writing and signed by both DVI and Executive.

                  13. Successor Employer

                           (a) Assumption of Agreement. DVI shall require any
successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of DVI to assume and agree to perform this Agreement. Such assumption shall occur by means of an agreement in form and substance satisfactory to Executive. Such successor shall perform in the same manner and to the same extent that DVI would have been required to perform if no such succession had taken place. If DVI fails to obtain such assumption and agreement prior to the effective date of any such succession (the "Succession Date"), the failure will be a breach of this Agreement. Such breach shall entitle Executive to the payments and benefits described in Section 3(b) (but not to the payment described in Section 3(c)) as if a Change of Control had occurred on the day before such Succession Date and as if the Qualifying Termination Event described in Section 2(a)(1) had occurred on the Succession Date.

                           (b) Form of Payment. If DVI breaches this Agreement
under subsection (a) above, the gross amount of the payments described in
Section 3(b)(1) shall be paid in a single sum to Executive within 10 days after the Succession Date. In addition, Executive and DVI shall in good faith agree to a single-sum estimate of the cost of reasonable coverage for Executive and his family member(s) under personal medical and dental policies for the entire period described in Section 3(b)(2) and DVI shall pay such estimate to Executive within 10 days after the Succession Date.

                  IN WITNESS WHEREOF, the parties named below have caused this Agreement to be executed and delivered as of the day and year first written above.

ATTEST:                                 DVI, INC.

/s/                                     By:/s/
---------------------------------          -----------------------------------

                                        Title:
                                              --------------------------------


WITNESS:                                EXECUTIVE


/s/                                        /s/ Steven R. Garfinkel
---------------------------------          -----------------------------------

                                   APPENDIX A


                          BENEFICIARY DESIGNATION FORM


                  This Form is for Executive's use in naming a beneficiary for the amounts payable under Section 3 of the attached Change-of-Control Agreement. Executive should complete the Form, sign it, have it signed by DVI, and date it.

                                    * * * * *

                  I understand that in the event of my death before I receive the amounts payable to me under Section 3 of the Change-of-Control Agreement, the amounts will be paid to the beneficiary designated by me below or, if none or if my designated beneficiary predeceases me, to my surviving spouse or, if none, to my estate. I further understand that the last beneficiary designation filed by me during my lifetime cancels all prior beneficiary designations previously filed by me for this purpose.

                  I hereby state that __________________________________________
[insert name], residing at _____________________________________________________
_____________________________ [insert address], whose Social Security number is
_________________________, is designated as my beneficiary.




________________________________        ______________________________________
Signature of Executive                  Date


                                        ACCEPTED:
                                        DVI, INC.



                                        By: __________________________________




                                        ______________________________________
                                        Date